                               LICENSING AGREEMENT


This LICENSING AGREEMENT (hereinafter "AGREEMENT") is entered into this 25th day of June, 1998, by and between Infinet Op, Inc., d.b.a Infinop, a Texas corporation with headquarters at 3401 East University #104, Denton, TX 76203 (hereinafter "LICENSOR") and Video Stream International, Inc., a Wyoming corporation with offices at 225 Broadway, Suite 1600, San Diego, CA 92101 (hereinafter "LICENSEE").

                                    RECITALS

       WHEREAS LICENSOR has developed a computer software-based technology, known as the Lightning Strike Compression Software Suite, for the compression and transmission of video signal for the purpose of teleconferencing. This technology, comprised of compression source code, includes the following items and any combination thereof: (1) LSBinary, (2) LSStrike, (3) LSVideoN,
(4) LSVideoR (hereinafter "LICENSED SOFTWARE").

       WHEREAS LICENSOR and LICENSEE are entering into this AGREEMENT for the purpose of allowing LICENSEE to enhance the LICENSED SOFTWARE (hereinafter "DERIVATIVE SOFTWARE") and develop a teleconferencing system (hereinafter the "VIDEO STREAM MULTIMEDIA SYSTEM"), which incorporates the DERIVATIVE SOFTWARE, that it can sell on a retail and/or wholesale basis.

                                    AGREEMENT

I.     DEFINITIONS

Unless otherwise specified, the following terms and phrases shall have the following meanings throughout this AGREEMENT:

"DERIVATIVE SOFTWARE" shall refer to a version of LICENSED SOFTWARE (defined herein) that has been enhanced and optimized by LICENSEE for use with the VIDEO STREAM MULTIMEDIA SYSTEM.

"LICENSED SOFTWARE" shall refer to compression source code for a system known as the Lightning Strike Compression Software Suite, supplied by LICENSOR to LICENSEE, which includes the following items/modules/optimized versions and any combination thereof: (1) LSBinary, (2) LSStrike, (3) LSVideoN, (4) LSVideoR.

"POWER PC APPLICATION" shall refer to the use of the "DERIVATIVE SOFTWARE" applied to the Power PC platform only as modified for use in the VIDEO STREAM MULTIMEDIA SYSTEM.

"SALES UNIT(s)" shall refer to DERIVATIVE SOFTWARE encapsulated within each Power PC platform(s) and referred to by LICENSOR as a "CLIENT SYSTEM."

"SUPPORT SERVICES" shall refer to any and all obligations of LICENSOR to provide technical support, including but not limited to any corrections, bug fixes, enhancements, updates or modifications, as those terms are commonly understood in the computer software industry, to LICENSED SOFTWARE made by LICENSOR, that may be necessary in order to fully perform its obligations as defined under
Section III and V(E) of this LICENSE AGREEMENT, as well as any other support reasonably necessary to fully effectuate the intentions of the parties herein.

"VIDEO STREAM MULTIMEDIA SYSTEM" shall refer to a system comprised of both hardware and software components, as those terms are understood in the computer industry, assembled by LICENSEE for wholesale and retail distribution to be used for the purpose of video teleconferencing.

II.    GRANT OF RIGHTS

       A. LICENSOR hereby grants to LICENSEE the nonexclusive, perpetual, worldwide right to use LICENSED SOFTWARE to create DERIVATIVE SOFTWARE to be used as part of the POWER PC APPLICATION of the VIDEO STREAM MULTIMEDIA SYSTEM.

       B. LICENSOR hereby grants to LICENSEE the nonexclusive, perpetual, worldwide right to use, reproduce and promote DERIVATIVE SOFTWARE created for use as part of the POWER PC APPLICATION of the VIDEO STREAM MULTIMEDIA SYSTEM.

       C. LICENSOR hereby grants to LICENSEE the nonexclusive, perpetual, worldwide right to use, reproduce and promote LICENSED SOFTWARE without modification as part of the VIDEO STREAM MULTIMEDIA SYSTEM.

       D. The LICENSED SOFTWARE provided to LICENSEE and the DERIVATIVE SOFTWARE developed by LICENSEE may only be utilized by LICENSEE in conjunction with the VIDEO STREAM MULTIMEDIA SYSTEM and may not be resold independently of the VIDEO STREAM MULTIMEDIA SYSTEM.

       E. LICENSEE may make those copies of LICENSED SOFTWARE necessary to be used solely by LICENSEE for which rights are granted hereunder.

       F. LICENSOR and LICENSEE agree that LICENSOR owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights in and to the LICENSED SOFTWARE and any corrections, bug fixes, enhancements, updates or modifications, as those terms are commonly understood in the computer software industry, to said software made by LICENSOR.

       G. LICENSOR and LICENSEE agree that LICENSEE owns all proprietary rights, including patent, copyright, trade secret, trademark and other proprietary rights in and to the DERIVATIVE SOFTWARE and any corrections, bug fixes, enhancements, updates or modifications, as those terms are commonly understood in the computer software industry, to said software made by LICENSEE. LICENSOR and LICENSEE further agree that under no circumstances will the DERIVATIVE SOFTWARE be deemed to be a work made-for-hire, as that term is defined under the Copyright Act of 1976.

III.   OBLIGATIONS OF LICENSOR

LICENSOR shall continually endeavor to improve LICENSED SOFTWARE in an effort to provide LICENSEE with the best compression technology available. Should LICENSEE discover an unrelated compression technology (other than wavelet-based) which is more effective than that encompassed in LICENSED SOFTWARE, LICENSOR shall have the right of first refusal to develop any such superior compression technology or any superior file storage and transfer performance technologies that may be utilized within the VIDEO STREAM MULTIMEDIA SYSTEM. Upon notice from LICENSEE that such a technology (whether in development or completed and available) is necessary for integration into the VIDEO STREAM MULTIMEDIA SYSTEM, LICENSOR shall have thirty (30) days within which to study the unrelated (other than wavelet-based) compression technology and report on the viability of the development of an equal or superior compression technology and propose the development project and the expected development time. LICENSOR shall have a mutually acceptable time within which to develop and deliver the requested technology. LICENSEE may then approve or reject the development project proposed. Refusal of the proposed project by LICENSEE shall terminate LICENSOR's right of first refusal. Should LICENSOR fail to deliver the requested technology within the six (6) month time period, LICENSOR will be deemed to have relinquished the right of first refusal and LICENSEE may request software and services with respect to that technology from another source.

LICENSEE may terminate this AGREEMENT after twelve (12) months from the first sale date following refusal of a development proposal by LICENSOR to meet or exceed the performance of an unrelated (other than wavelet-based) compression technology. Such termination will require sixty (60) days' notice delivered in writing as such notice is provided for hereunder.

IV.    OBLIGATIONS OF LICENSEE

Within nine (9) months of the execution of this AGREEMENT, LICENSEE will provide hardware and software sufficient to link three (3) of LICENSEE's locations with each other and with LICENSOR for the purpose of video conferencing. Hardware, software, and network costs for this linkage shall be paid for by LICENSEE.

LICENSEE will keep consecutively numbered and dated records in its accounting and invoicing system as a clear indication of unit sales and invoice sales for VSI interactive multimedia system hardware systems as they relate to the payment of royalties and license renewals.

LICENSEE agrees that it will not use any other wavelet-based compression technology in the development, sale or operation of the VIDEO STREAM MULTIMEDIA SYSTEM for a period of ninety-nine (99) years from the date of this AGREEMENT.

V.     FEES AND ROYALTIES

       [REDACTED FOR PURPOSES OF CONFIDENTIALITY]

VI.    AUDIT RIGHTS

       LICENSEE shall retain sales records including: its books, papers and other materials pertaining to sales transactions, royalties, renewal fees or other payments made hereunder. Such records shall be maintained as digital files and made available and accessible by LICENSOR at regular, specified times, consistent with LICENSOR's business practice, but not less frequently than quarterly, under this agreement. Paper records supporting any and all such digital records shall be retained for a period of two years.

       Within six (6) months of the LICENSOR's receipt of any royalty statement or payment for any royalty period, the LICENSOR shall have a right, exercisable in person or by any representative of the LICENSOR duly authorized in writing, to examine the records of the LICENSEE with respect to transactions affecting the LICENSOR's royalties for such period to verify the accuracy of the royalty statement or payment received. This right may be exercised only upon no less than fourteen (14) days written notice to the LICENSEE and during the LICENSEE's normal business hours.

       In the event the report of any just audit made in compliance hereunder shows any miscalculation or error in the amount paid by LICENSEE to LICENSOR, then LICENSEE shall pay all reasonable costs and fees associated with said audit, unless such error or miscalculation was caused in any part by LICENSOR or any such miscalculation or error total an amount less than $2,000.00.

VII.   SOURCE CODE ESCROW

       A. INITIAL DEPOSIT. Within thirty (30) days of the Effective Date of this Agreement, LICENSOR shall deposit with Source Code Escrow Agent ("ESCROW AGENT"), a complete copy of the Source Code of the LICENSED SOFTWARE as well as a complete copy of the current systems documentation ("Documentation") for the LICENSED SOFTWARE as they currently exist.

       B. SUBSEQUENT DEPOSIT. Within thirty (30) business days after the release to LICENSEE of any material update to the LICENSED SOFTWARE by LICENSOR under this Agreement, LICENSOR shall deposit with ESCROW AGENT a complete copy of the Source Code of the LICENSED SOFTWARE update as well as a complete copy of any updated systems documentation for the LICENSED SOFTWARE update (hereinafter referred to collectively as "Source Code").

       C. PURPOSE OF DEPOSIT/FEES. The deposit of the Source Code and the license thereof to LICENSEE are intended to provide assurance to LICENSEE of access to, and the right of use of, the Source Code in the event that LICENSOR fails (or is rendered unable by an Impact Event) to provide the Support Services it may be obligated to render under this Agreement. ESCROW

AGENT shall release copies of the Source Code deposited in escrow pursuant to this Agreement only in accordance with the terms of this Agreement. In each instance where ESCROW AGENT is authorized to release a copy of the Source Code to LICENSEE, ESCROW AGENT may either release a copy on hand (provided that at all times it shall retain at least one copy of the Source Code) or make duplicate copy to be released to such LICENSEE. All fees and expenses due ESCROW AGENT shall be split equally by the parties.

       D. TRIGGERING EVENT. The escrow provisions of this Agreement shall be triggered by any of the following events:

              (1) LICENSOR discontinues the Support Services required pursuant to this Agreement;

              (2)    LICENSOR ceases doing business; or

              (3) LICENSOR declares bankruptcy, seeks protection under the bankruptcy act, or if forced into bankruptcy by its creditors, unless such bankruptcy proceedings are terminated within sixty (60) days of filing.

       E.     PROCEDURES.

              (1) Notice. If LICENSEE determines that a Triggering Event has occurred, it shall so notify LICENSOR in writing, describe such Triggering Event in reasonable detail.

              (2) Right to Cure. For a period of thirty (30) days following its receipt of such notice ("Cure Period"), LICENSOR shall have the right to cure the Triggering Event. If the Triggering Event cured within such Cure Period, then such notice shall be of no effect, and this Agreement shall continue as if no notice had been sent. In the event that, at the conclusion of the Cure Period, LICENSEE reasonably determines that the Triggering Event has not been substantially cured, LICENSEE may so notify both LICENSOR and ESCROW AGENT in writing and demand that ESCROW AGENT release a copy of the Source Code to LICENSEE.

              (3) Dispute by LICENSOR. If LICENSOR disputes LICENSEE's claim that the Triggering Event exists and has not been substantially cured following the expiration of the Cure Period, LICENSOR may so notify ESCROW AGENT and LICENSEE in writing within five (5) business days after receipt of LICENSEE's demand for release of the Source Code. Failure of LICENSOR to give timely notice within thirty (30) days of such an objection shall conclusively establish its consent to the release of the Source Code to LICENSEE. If LICENSOR provides notice of its objection, the parties shall utilize the Dispute Resolution Process of Section XI.

       F. LICENSE OF SOURCE CODE. In the event that a copy of the Source Code is released to LICENSEE, LICENSEE shall received only a non-exclusive, non-transferable license from LICENSOR to use, modify, maintain, and update the Source Code as may be necessary to enable

LICENSEE to exercise its rights under Section II. LICENSEE shall have no right to sell, license, disclose or permit others access to the Source Code.

       G. ESCROW FEES. LICENSEE shall pay all fees of ESCROW AGENT at its prescribed rate.

       H. EXCLUSIVE REMEDY. The release of the Source Code, subject to the license restrictions of Section II, shall be the sole and exclusive remedy for LICENSEE for the occurrence of a Triggering Event which is not cured during the Cure Period. Such occurrence shall not constitute a material breach of this Agreement and shall not permit termination under Section IX.

VIII.  RESERVATION OF RIGHTS

All rights in the LICENSED SOFTWARE not specifically granted to Licensee, now or hereafter known, developed or in existence and whether or not competitive with the rights granted herein, are reserved to the Licensor in all forms of media throughout the world for the Licensor's use or disposition at his sole discretion, without obligation to the Licensee.

IX.    NON-DISCLOSURE

In the performance of this Agreement or in contemplation thereof, each party and its employees and agents may have access to private or confidential information owned or controlled by the other party relating to equipment, apparatus, programs, software, plans, drawings, specifications and other data (hereinafter "Information"), and the Information may contain proprietary details and disclosures. All Information supplied by one party to the other which is clearly marked "Proprietary", or which is Licensed Software, or which is derived therefrom (collectively, "Proprietary Information") shall remain the exclusive property of the party supplying same. the receiving party shall use a reasonable degree of care, which in any event shall not be less than the same degree of care which the receiving party uses to protect its own proprietary and confidential information, to keep, and have its employees and agents keep, confidential any and all Proprietary Information. In keeping therewith, the recipient shall not copy or publish or disclose the Proprietary Information to others, without the disclosing party's written approval, nor shall the receiving party make use of the Proprietary Information except for the purposes of executing its obligations hereunder, and shall return the Proprietary Information to the disclosing party at its request. These nondisclosure obligations will not apply to Proprietary Information which: (a) becomes generally known to the public by publication or by any means other than a breach of duty on the party of the recipient hereunder; (b) is information previously known to the recipient; (c) is information independently developed by or for the recipient; or (d) is information released by the owning party without restriction or released pursuant to a judicial or governmental decree.

X.     DISPUTE RESOLUTION

       A. In the event of a dispute arising out of or in relation to the terms of this Agreement, representatives of LICENSOR and LICENSEE shall meet and endeavor to settle the dispute in an amicable manner through mutual consultation. If such persons are unable to resolve the dispute in a satisfactory manner within ten (10) business days, either party may seek binding arbitration.
       B. Upon receipt of written notice by either party calling for arbitration with respect to any dispute arising out of or in relation to the terms of this Agreement, the matter shall be submitted to binding arbitration under the commercial rules of the American Arbitration Association as constituted in the State selected for Arbitration, by a single arbitrator appointed by each party with a third individual being selected by the two representative arbitrators from the American Arbitration Association. Insofar as possible, each arbitrator shall be, at the time of his or her selection, a partner or manager of a national or regional accounting firm (including the information processing, management support, and merger and acquisitions operations or affiliates thereof) not regularly employed by LICENSOR or LICENSEE. Each arbitrator shall be required to have substantial experience in the field of computer software technology and licensing. The State selected for arbitration will initially be selected by a flip of a coin between the two signatories to this Agreement. Each such subsequent Arbitration shall alternate between San Diego CA and Denton TX.

       C. If the dispute relates to whether a Triggering Event has occurred which was not cured by LICENSOR within the Cure Period under Section VII herein, if the arbitrator determines that such Triggering Event and failure to cure has occurred, he or she shall so notify the parties and the source code escrow agent ("ESCROW AGENT"). Upon receipt of such notice, ESCROW AGENT shall release a copy of the Source Code to Licensee, subject to the license restrictions of
Section II.

       D. A decision of the arbitrator shall be final and binding on the parties and may be entered and enforced in any court of competent jurisdiction by either party.

       E. The prevailing party in any arbitration shall be awarded reasonable attorneys' fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings (including those of the ESCROW AGENT), unless the arbitrator for good cause determines otherwise.

XI.    ENTIRE AGREEMENT

This Agreement, including the Exhibits attached hereto, constitutes the entire Agreement between LICENSEE and LICENSOR concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that it is intended to amend it. Neither party is relying upon any warranties, representations, or inducements not set forth herein.

XII.   EXPORT RESTRICTIONS

LICENSEE agrees that none of the Software or underlying information or technology may be downloaded or otherwise exported or reexported (i) into (or to a national or resident of) Cuba, Iraq, Libya, Yugoslavia, North Korea, Iran, Syria or any other country to which the U.S. has embargoed goods; or (ii) to anyone of the U.S. Treasury Department's List of Specially Designated Nationals or the U.S. Commerce Department's Table of Denial Orders. LICENSEE further represents and warrants that it is not located in, under the control of, or a national or resident of any such country or on any such list.

XIII.  FORCE MAJEURE

Neither party to this contract is in default hereunder by reason of its delay in the performance of or failure to perform, in whole or in party, any of its obligations hereunder, if such delay or failure resulted from acts of God or other occurrences beyond its reasonable control and without its fault or negligence. Such acts or occurrences shall include, but not be limited to, earthquakes, floods, fire, power failures, communications failures, epidemics, strikes, lockouts, war, terrorist activity or government regulations which go into effect after the effective date of this Agreement.
 XIV.   INDEPENDENT CONTRACTOR

Neither party is, and will not hold itself out as a, representative, agent, servant or employee of the other party for any purpose, except as may be provided from time to time by other written instruments signed by both parties. This Agreement creates no relationship of joint venture, partnership, limited partnership, or agency between the parties, and the parties hereby acknowledge that no other facts or relations exist that would create any such relationship between them. Neither party has any right or authority to assume or to create any obligation or responsibility on behalf of the other party except as may from time to time be provided by written instrument signed by both parties.

XV.    INDEMNIFICATION

       A. Upon prompt notice, in writing, from LICENSEE or LICENSEE's customer that an action has been commenced against LICENSEE or LICENSEE's customer based on a claim that the Software, or any component thereof, infringes any copyright, trademark, trade secret or United States patent, LICENSOR shall defend or settle such action at its own expense and shall indemnify and hold harmless and pay any costs or damages finally awarded against LICENSEE or LICENSEE's customer including all expenses and legal fees (including LICENSEE's) associated therewith. LICENSOR shall have sole control of the defense of such action and all negotiations for its compromise ro settlement. In the event that the Software becomes, or in the opinion of the LICENSOR is likely to become, subject to a claim of infringement of any copyright, trademark, trade secret or United States patents, LICENSEE or LICENSEE's customer shall permit LICENSOR, at LICENSOR's option and expense, to either;

              (1) Procure, for the LICENSEE and its customers, the right to continue using the Software; or,

              (2) Replace or modify the Software so that it becomes non-infringing, provided that the Software, as modified, is functionally equivalent to the Software purchased pursuant to this Agreement, or conforms to LICENSEE's or its customers' reasonable satisfaction; or,

              (3) If neither (1) nor (2) is reasonably available to LICENSOR, LICENSOR shall refund an amount equal to LICENSEE's purchase of the infringing Software.

       LICENSOR shall have no obligation or liability to LICENSEE or its customers with respect to any copyright, trademark, trade secret or patent infringement, or claim thereof, based on the use of the Software sold by LICENSOR to LICENSEE or LICENSEE's customer in combination with other machines or devices, other than for a purpose or in a manner for which it was intended, or for Software which has been altered or modified.

       The foregoing states the entire liability and obligation of LICENSOR to LICENSEE or LICENSEE's customers with respect to infringement of any copyright, trademark, trade secret or patent by the Software, or any component thereof, and is LICENSEE and its customers' exclusive remedy as to LICENSOR.

XVI.   INSURANCE

LICENSOR shall, through the term of this Agreement and for a period of no less than one (1) year following termination or expiration of this Agreement, maintain insurance obtained from a reputable carrier with a Best's rating of "A" or better in the amounts and for the purposes set forth in this Section XVII.

       A. GENERAL LIABILITY. LICENSOR will carry general liability insurance, which will include but not be limited to products liability coverage, covering any and all claims, demands and causes of action for personal injury or property damage arising out of or purporting to arise out of any defects in or failure to perform by the Licensed Products and any physical or intangible material used in connection therewith in a minimum amount of $2,000,000 combined annually and $1,000,000 for each occurrence for personal injury and property damage.

       B. ERRORS AND OMISSIONS. LICENSOR will carry errors and omissions insurance, which will include but not be limited to indemnification, for claims arising out of: (i) infringement of copyright, patent, or trademark, whether under statutory or common law; (ii) invasion or infringement of or interference with the right of privacy or publicity, whether under common law or statutory law; or (iii) libel or slander. The amount of coverage under such insurance shall be a minimum of $1,000,000 for each occurrence.

XVII.  SEVERABILITY

Should any clause, provision or portion of this Agreement be ruled invalid, void, illegal, or otherwise unenforceable by any court, magistrate, referee, arbitrator, or by any other process or in any other proceeding, it shall be deemed to be stricken and the remainder of this Agreement shall continue to be in effect and fully enforceable.

XVIII. WARRANTIES

       A. LICENSOR represents and warrants that LICENSOR owns and/or controls certain preexisting and evolving creative materials which will be incorporated into the Title, including without limitation, certain design and development tools, creative premises and structures, codes, routines/subroutines, displays, data, specifications, methodologies, documentation and other software programming materials and concepts, in addition to various other properties and materials and rights therein and thereto, including, but not limited to, literary, musical, documentary, audio-visual properties and materials utilized in the creation and production of multimedia titles, whether or not software-based or software-driven (collectively, the "Source Materials") with respect to the LICENSED SOFTWARE. Except as provided in this Agreement, the Source Materials and all copies and reproductions thereof shall remain the exclusive property of LICENSOR.

       B. WARRANTY PERIOD. Licensor warrants and represents that for a period of two (2) years following LICENSEE'S acceptance of each of the modules of the LICENSED SOFTWARE (hereinafter the "Warranty Period") each such module shall perform in accordance with industry standards without bugs or crashes. In the event any module fails to perform substantially in accordance with industry standards during the Warranty Period, LICENSOR shall promptly repair or modify the module to correct any defects in its operation and will maintain it in good working order. During the Warranty Period, LICENSOR shall make available to LICENSEE, free of charge, all enhancements, upgrades and corrections affecting the module that are announced by and available from LICENSOR.

       C.     VIRUS.  LICENSOR further warrants and represents

              (1) that the LICENSED SOFTWARE it delivers to LICENSEE shall be free of any introduced computer virus or any other similar, harmful, malicious or hidden programs or data;

              (2) that neither the LICENSED SOFTWARE nor the media containing the LICENSED SOFTWARE specifically contains any 'back door', 'time bomb', 'Trojan horse', 'worm', 'drop dead device', 'virus' or other software code designed to (i) permit access or use of the end user's computer system by a non-authorized party, (ii) disable, damage or erase any software or data on the end user's system, or (iii) perform any other unauthorized action on the end user's system; and

              (3) the LICENSED SOFTWARE does not contain preprogrammed preventative routines or similar devices which could prevent LICENSEE or its customers from exercising any of the rights granted under the LICENSE AGREEMENT, or from utilizing the LICENSED SOFTWARE for the purposes for which it was designed.

       D. YEAR 2000. LICENSOR warrants that the occurrence in or use by the LICENSED SOFTWARE of dates on or after January 1, 2000, ("Millennial Dates") will not materially adversely affect its performance with respect to date-dependent data, computations, output, or other functions (including, without limitation, calculating, comparing and sequencing) and that the Software will create, store, process and output information related to or including Millennial Dates without error or omissions and at no additional cost to Licensee. At LICENSEE'S request, LICENSOR will provide evidence sufficient to demonstrate adequate testing of the Software to meet the foregoing requirement.

XIX.   NOTICES

All notices required to be given hereunder shall be made to either party in writing and sent by certified mail or registered mail to the address of the other party as first written on page one (1) hereinabove. The date of such notice for purposes of commencing notice requirements hereunder or otherwise shall be the date of postmark deposit as made by the United States Post Office for registered or certified mail.

XX.    TERMINATION

If LICENSEE shall fail to fulfill one or more of its obligations under this agreement, LICENSOR may, upon its election in addition to any other remedies that it may have, at any time terminate all the rights granted by it hereunder by not less than two (2) months' written notice to LICENSEE specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied. Upon such termination LICENSEE shall destroy all copies of LICENSED SOFTWARE in its possession and certify such destruction in writing to LICENSOR within thirty (30) days of termination.

       A. Pornographic Distribution. LICENSOR may terminate this Agreement on sixty (60) days' notice in accordance with notice provisions hereof ONLY IF LICENSEE itself knowingly uses or causes the use of the LICENSED SOFTWARE to transfer multimedia files containing material deemed pornographic under Federal law. This Section XXI shall not apply to any customers or end-users of LICENSEE or LICENSEE's products.

       B. Termination for Cause. Any party may terminate this Agreement for good cause at any time upon fifteen (15) days prior written notice to all other parties subject to the provisions of Section 12.2, hereinbelow. For the purposes of this Agreement, good cause shall include any default of payment or performance hereunder, material breach of warranty expressed hereunder or any breach of any section or agreement contained in this Agreement and/or upon any acts of gross misconduct or negligence as committed by any party hereto directly affecting this Agreement or the performance of this Agreement.

       C. CURE OF DEFAULT/BREACH. Within fifteen (15) days of receipt of notice of material breach and/or default hereunder, any party receiving such notice shall be allowed to fully cure the default and/or breach identified in the notice ("Cure Period"). If, upon conclusion of the Cure Period, the party receiving notice of default and/or breach has not fully cured the default and/or breach identified in the notice the termination shall become effective and the party receiving the notice shall have waived it's right to cure the default and/or breach and shall be subject to all legal remedies available to the non-breaching parties.

       D. Change of LICENSOR Ownership. Should a significant change of LICENSOR ownership or corporate control occur such that competitors of LICENSEE gain majority ownership or management control of LICENSOR, then LICENSEE has the right to terminate this Agreement immediately.

XXI.   ASSIGNMENT

LICENSOR agrees that this Agreement and the rights granted herein may be assigned without approval by LICENSEE to any entity resulting from any merger or other combination made by LICENSEE and said Agreement and rights shall inure fully to the benefit of such successor or assign. No such assignment shall relieve LICENSEE from any and all obligation owned by LICENSEE to LICENSOR hereunder.

XXII.  GOVERNING LAW

This Agreement, its validity, construction and interpretation and any dispute arising hereunder, whether resolved under Section XI hereinabove or otherwise, shall at all times be construed and interpreted under the laws of the State of California. Any action or claim for resolution filed and arising from this Agreement shall be made in the Federal or State courts of the State of California.

XXIII. TERM

This Agreement shall become effective upon execution and shall continue in full force and effect for a period of two (2) years thereafter ("Initial Period"). Thereafter the Initial Period, this Agreement shall automatically renew for additional one (1) year periods unless terminated in accordance herein. Should either party wish to terminate this Agreement or modify this Agreement at the conclusion of the Initial Period or any additional period, it may do so my notifying the other party in writing at least thirty (30) days prior to the conclusion of any such period.

XXIV.  NO WAIVER

No term or provision hereof will be considered waived by either party and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

XXV.   PARTIAL INVALIDITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intent of the parties that such provision shall be ineffective only to the extent of such prohibition or invalidity and that all other provision of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

XXVI.  HEADINGS

The descriptive headings of this Agreement are inserted for convenience only and do not in any way limit or amplify the terms of this Agreement.

XXVII. COUNTERPARTS

This Agreement may be signed in counterpart, which when taken together shall constitute one and the same instrument.





IN WITNESS WHEREOF, and in acknowledge that the parties hereto have read and understood each and every provision hereof, the parties have executed this AGREEMENT on the date first set forth above.




FOR: INFINET OP, INC.                     FOR VIDEO STREAM INTERNATIONAL, INC.


By:     /s/ Paul Fisher                   By:    /s/ Paul Cox
   -------------------------------------     ---------------------------------

       Paul Fisher                               Paul Cox


Its: Chief Technical Officer              Its: President